As filed with the Securities and Exchange Commission on June 10, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Eastman Chemical Company

(Exact name of registrant as specified in its charter)

Delaware	62-1539359
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

200 South Wilcox Drive

Kingsport, Tennessee 37660

(423) 229-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

William Thomas McLain Jr.

Executive Vice President - Chief Financial Officer

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

(423) 229-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark D. Austin

Senior Corporate Securities Attorney and Assistant Corporate Secretary

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

(423) 229-2000

Meredith B. Cross

Lillian Brown

Wilmer Cutler Pickering Hale and Dorr LLP

2100 Pennsylvania Avenue NW

Washington, DC 20037

(202) 663-6000

Approximate date of commencement of proposed sale to the public: From time to time following the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

PROSPECTUS

Eastman Chemical Company

Common Stock, Preferred Stock, Depositary Shares, Debt Securities,

Warrants, Stock Purchase Contracts, and Units

From time to time, we may offer common stock, preferred stock, depositary shares, debt securities, warrants, stock purchase contracts, or units consisting of a combination of any of these securities. The debt securities that we may offer may consist of debentures, notes, or other evidences of indebtedness in one or more series. The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. Each time we offer to sell securities under this prospectus, we will provide a prospectus supplement that will set forth the terms of that offering of securities. You should read this prospectus and the applicable prospectus supplement before deciding whether to invest in our securities.

Our common stock is traded on The New York Stock Exchange (the “NYSE”) under the symbol “EMN.” On June 7, 2024, the closing price of our common stock on the NYSE was $103.30 per share.

Investing in our securities involves risks. Before investing in our securities, you should carefully consider the risk factors referred to on page 4 of this prospectus and included in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we subsequently file with the Securities and Exchange Commission (the “SEC”).

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 10, 2024.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC using a shelf registration process. This prospectus provides you with a general description of various securities we may offer and sell from time to time.

The securities offered under this prospectus may be offered separately, together or in separate series and in amounts, at prices and on terms to be determined at the time of sale. A prospectus supplement that will set forth the terms of the offering of any securities, including a description of the risks relating to that offering if those items are not described in this prospectus, will accompany this prospectus. The terms described in a prospectus supplement will include:

•	in the case of common stock, the offering price and number of shares;

•

in the case of preferred stock, with respect to the relevant class or series, the offering price, title, maximum number of shares, rate, if any (which may be fixed or variable), time of payment, and relative priority of any dividends, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any voting rights, any restrictions on further issuances, any listing on a securities exchange and any other terms of the preferred stock;

•

in the case of depositary shares, the offering price, the number of fractional shares of preferred stock represented thereby, the depositary, the terms of the preferred stock and any other terms of the depositary shares;

•

in the case of debt securities, the title, aggregate principal amount, denominations (which may be in United States dollars, in any other currency or in composite currencies), seniority, maturity, rate, if any (which may be fixed or variable), the interest payment dates, whether the debt securities will be secured or unsecured, any terms for redemption at our option or the option of the holder, any terms for sinking fund payments, any terms for conversion or exchange into other securities, any listing on a securities exchange and the initial public offering price and any other terms in connection with the offering of such debt securities;

•

in the case of warrants, the offering price, designation and terms of the security purchasable upon exercise of the warrant (which may be a debt security or common or preferred stock), the exercise price, the amount of such underlying security that may be purchased upon exercise, exercisability and expiration dates, redemption provisions, if any, and any other terms of the warrants;

•

in the case of stock purchase contracts, the offering price, the party who is obligated to purchase common stock or preferred stock (which may be Eastman), the purchase price (which may be fixed or determined by formula), the purchase dates and any other terms of the stock purchase contracts; and

•	in the case of units, the offering price, the type and amount of securities sold as part of the unit, the terms of such securities and any other terms in connection with the offering of such units.

A prospectus supplement may also add, update or change information contained in or incorporated by reference into this prospectus. If there is any inconsistency between the information contained in or incorporated by reference into this prospectus and any accompanying prospectus supplement, you should rely on the information contained in or incorporated by reference into the prospectus supplement. You should read both this prospectus and the applicable prospectus supplement, together with additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference,” before deciding whether to invest in any of the securities offered.

You should rely only on the information contained in or incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

We may sell securities to or through underwriters or dealers, and also may sell securities directly to other purchasers or through agents. To the extent not described in this prospectus, the names of any underwriters, dealers or agents employed by us in the sale of the securities covered by this prospectus, the principal amounts or number of shares or other securities, if any, to be purchased by such underwriters or dealers and the compensation, if any, of such underwriters, dealers or agents will be set forth in an accompanying prospectus supplement.

Wherever references are made in this prospectus to information that will be included in a prospectus supplement, to the extent permitted by applicable law, rules or regulations, we may instead include such information or add, update or change the information contained in this prospectus by means of a post-effective amendment to the registration statement of which this prospectus is a part, through filings we make with the SEC that are incorporated by reference into this prospectus or by any other method as may then be permitted under applicable law, rules or regulations.

The information contained in this prospectus or any applicable prospectus supplement is accurate as of the date on the front cover thereof. Information incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of the date of the document from which the information is incorporated. You should not assume that the information contained in or incorporated by reference into this prospectus or any applicable prospectus supplement is accurate as of any other date.

References in this prospectus to the terms “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company, including our subsidiaries, unless we state otherwise or the context indicates otherwise.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements made or incorporated by reference in this prospectus are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act (Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities and Exchange Act of 1934, as amended). Forward-looking statements are all statements, other than statements of historical fact, that may be made by Eastman Chemical Company (“Eastman” or the “Company”) from time to time. In some cases, you can identify forward-looking statements by terminology such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “forecasts,” “will,” “would,” “could,” and similar expressions, or expressions of the negative of these terms. Forward-looking statements may relate to, among other things, such matters as planned and expected capacity increases and utilization; anticipated capital spending; expected depreciation and amortization; environmental matters (including potential risks associated with physical and transitional impacts of climate change and related voluntary and regulatory carbon requirements); exposure to and effects of hedging raw material and energy prices and costs and foreign currencies exchange and interest rates; disruption or interruption of operations and of raw material or energy supply (including as a result of cyber-attacks or other breaches of our information security systems); global and regional economic, political, and business conditions, including heightened inflation, capital market volatility, interest rate and currency fluctuations, and economic slowdown or recession; competition; growth opportunities; supply and demand, volume, price, cost, margin and sales; pending and future legal proceedings; earnings, cash flow, dividends, stock repurchases and other expected financial results, events, decisions, and conditions; expectations, strategies, and plans for individual assets and products, businesses, and operating segments, as well as for the whole of Eastman; cash sources and requirements and uses of available cash; financing plans and activities; pension expenses and funding; credit ratings; anticipated and other future restructuring, acquisition, divestiture, and consolidation activities; cost reduction and control efforts and targets; the timing and costs of, benefits from the integration of, and expected business and financial performance of acquired businesses as well as the subsequent impairment assessments of acquired long-lived assets; strategic, technology, and product innovation initiatives and development, production, commercialization and acceptance of new products, services and technologies and related costs; asset, business, and product portfolio changes; and expected tax rates and interest costs.

Forward-looking statements are based upon certain underlying assumptions as of the date such statements were made. Such assumptions are based upon internal estimates and other analyses of current market conditions and trends, management expectations, plans, and strategies, economic conditions, and other factors. Forward-looking statements and the assumptions underlying them are necessarily subject to risks and uncertainties inherent in projecting future conditions and results. Actual results could differ materially from expectations expressed in the forward-looking statements if one or more of the underlying assumptions and expectations proves to be inaccurate or is unrealized. The known material factors, risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements are identified and discussed under the heading “Risk Factors” in this prospectus and “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference, and any risk factors included or described in our other periodic reports, in prospectus supplements relating to specific offerings of securities and in other information that we may file with the SEC from time to time and which are incorporated by reference into this prospectus. Other factors, risks or uncertainties of which management is not aware, or presently deems immaterial, could also cause actual results to differ materially from those in the forward-looking statements.

We caution you not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus in the case of forward-looking statements contained in this prospectus, or the dates of any applicable prospectus supplement or any documents incorporated by reference in this prospectus in the case of forward-looking statements made in such prospectus supplement or incorporated documents. Except as may be required by law, we undertake no obligation to update or alter these forward-looking statements, whether as a result of new information, future events, or otherwise.

THE COMPANY

Eastman Chemical Company (“Eastman” or the “Company”) is a global specialty materials company that produces a broad range of products found in items people use every day. Eastman began business in 1920 for the purpose of producing chemicals for Eastman Kodak Company’s photographic business and became a public company, incorporated in Delaware, on December 31, 1993. Eastman has 36 manufacturing facilities and has equity interests in two manufacturing joint ventures in 12 countries that supply products to customers throughout the world. The Company’s headquarters and largest manufacturing facility are located in Kingsport, Tennessee. With a robust portfolio of specialty businesses, Eastman works with customers to deliver innovative products and solutions with commitment to safety and sustainability.

Eastman uses an innovation-driven growth model which consists of leveraging world class scalable technology platforms, delivering differentiated application development capabilities, and relentlessly engaging the market. The Company’s world class technology platforms form the foundation of sustainable growth by differentiated products through significant scale advantages in research and development and global market access. Eastman’s businesses are managed and reported in four operating segments: Advanced Materials, Additives & Functional Products, Chemical Intermediates, and Fibers.

Eastman’s principal executive offices are located at 200 South Wilcox Drive, Kingsport, Tennessee 37660, and our phone number at that address is (423) 229-2000.

RISK FACTORS

Before you invest in any of our securities, in addition to the other information contained in or incorporated by reference into this prospectus and any applicable prospectus supplement, you should carefully consider the risk factors under the heading “Part I—Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated herein by reference. These risk factors may be amended, supplemented or superseded from time to time by risk factors contained in other periodic reports or information that we file with the SEC, which will be subsequently incorporated herein by reference; by any prospectus supplement to this prospectus; or by a post-effective amendment to the registration statement of which this prospectus is a part. In addition, new risks may emerge at any time and we cannot predict such risks or estimate the extent to which they may affect our financial performance. See “Where You Can Find More Information,” “Incorporation of Documents By Reference” and “Cautionary Statement Regarding Forward-Looking Statements.”

USE OF PROCEEDS

Unless otherwise indicated in the accompanying prospectus supplement, the net proceeds from the sale of the securities offered hereby will be used for general corporate purposes, which may include additions to working capital, refinancing existing indebtedness, capital expenditures and possible acquisitions. We have not allocated a specific portion of the net proceeds for any particular use at this time. Specific information concerning the use of proceeds from the sale of any securities will be included in the prospectus supplement relating to such securities.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary of the general terms and provisions of capital stock that we may offer and sell. The applicable prospectus supplement and applicable agreements relating to any particular capital stock offered and sold will describe the specific terms of such capital stock. The summaries and descriptions below do not purport to be complete statements of the relevant provisions of our amended and restated certificate of incorporation and our amended and restated bylaws. The summaries and descriptions are qualified in their entirety by reference to our amended and restated certificate of incorporation and our amended and restated bylaws, which you must read for the actual terms of our capital stock. These documents are filed as exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

We are authorized to issue up to 400,000,000 shares of capital stock, of which 50,000,000 may be shares of preferred stock, par value $0.01 per share, and 350,000,000 may be shares of common stock, par value $0.01 per share. As of March 31, 2024, 117,649,499 shares of our common stock were issued and outstanding. As of the date of this prospectus, no class or series of preferred stock has been established, and no shares of preferred stock have been issued or are outstanding.

Common Stock

Voting Rights

Holders of our common stock are entitled to one vote for each share on all matters voted on by our stockholders. Holders of our common stock do not have cumulative voting rights in the election of directors. Holders of our common stock do not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

Subscription, Redemption or Conversion Privileges

Holders of our common stock do not have any subscription, redemption or conversion privileges.

Dividends

Subject to the preferences or other rights of any preferred stock that may be issued from time to time, holders of our common stock are entitled to participate ratably in dividends on our common stock as declared by our Board of Directors.

Liquidation Rights

Holders of our common stock are entitled to share ratably in all assets available for distribution to stockholders in the event of our liquidation or dissolution, subject to distribution of the preferential amount, if any, to be distributed to holders of our preferred stock.

Preferred Stock

Subject to limitations prescribed by law, our Board of Directors is authorized to determine the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions and other terms of any class or series of preferred stock. Issuances of preferred stock would be subject to the applicable rules of the New York Stock Exchange or other organizations on whose systems our stock may then be quoted or listed. Depending upon the terms of preferred stock established by our Board of Directors, any or all classes or series of preferred stock may have preference over the common stock with respect to dividends and other distributions and upon our liquidation. Issuance of any such shares with voting powers would dilute the voting power of the outstanding common stock. Except as otherwise provided in an applicable prospectus supplement, holders of our preferred stock will not have any preemptive right to subscribe for or purchase any of our securities of any class or kind.

A prospectus supplement relating to a certain class or series of our preferred stock will describe the material terms of that class or series of our preferred stock including, without limitation:

•	the designation of such class or series and the number of shares offered;

•	the initial public offering price at which the shares will be issued;

•	the dividend rate of that class or series, the conditions and dates upon which those dividends will be payable, and whether those dividends will be cumulative or noncumulative;

•	the relative ranking and preferences of that class or series as to dividend rights and rights upon any liquidation, dissolution or winding up of our affairs;

•	any redemption or sinking fund provisions;

•	any conversion or exchange rights of the holder or us;

•	any voting rights;

•	any listing of that class or series on any securities exchange; and

•	any other terms of that class or series.

Certain Provisions Affecting Control of the Company

General

Certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and the Delaware General Corporation Law (the “DGCL”) described in this section may delay or make more difficult acquisitions or changes of control of Eastman not approved by our Board of Directors. These provisions could have the effect of discouraging third parties from making proposals involving an acquisition or change of control of Eastman, although these kinds of proposals, if made, might be considered desirable by a majority of our stockholders. These provisions may also have the effect of making it more difficult for third parties to cause the replacement of our current management without the concurrence of our Board of Directors.

Number of Directors; Removal; Vacancies

Our amended and restated certificate of incorporation and our amended and restated bylaws provide that the number of directors will be determined from time to time exclusively by a vote of a majority of our Board of Directors then in office. Our amended and restated certificate of incorporation also provides that our Board of Directors has the exclusive right to fill vacancies, including vacancies created by expansion of our Board of Directors. This provision could have the effect of discouraging a potential acquiror from attempting to obtain control of Eastman. Our amended and restated certificate of incorporation further provides that directors may be removed with or without cause by the affirmative vote of the holders of a majority of the voting power of all of the shares of our capital stock then entitled to vote generally in the election of directors. This provision, in conjunction with the provision authorizing our Board of Directors to fill vacant directorships, could prevent stockholders from removing certain incumbent directors and filling the resulting vacancies with their own nominees.

Election of Directors

Our amended and restated bylaws provide that directors are elected by the affirmative vote of a majority of the votes cast by stockholders, except as otherwise required by the DGCL or as provided for in our amended and restated certificate of incorporation and our amended and restated bylaws. All directors are elected at each annual meeting of stockholders for terms expiring at the next annual meeting of stockholders and until such director’s successor shall be elected and qualified.

No Stockholder Action by Written Consent; Special Meetings

Our amended and restated certificate of incorporation provides that stockholder action can be taken only at an annual or special meeting of stockholders and cannot be taken by written consent in lieu of a meeting. Our amended and restated certificate of incorporation also provides that special meetings of the stockholders may be called only by our Board of Directors (i) pursuant to a resolution adopted by a majority of the members of our Board of Directors then in office, or (ii) upon the written request of the holders of at least 25% of our outstanding voting stock in accordance with the requirements set forth in our amended and restated bylaws. These provisions could delay a stockholder vote on certain matters, such as proposed business combinations or removal of directors, and could have the effect of discouraging a potential acquiror from making a tender offer for our securities.

Advance Notice for Stockholder Proposals and Director Nominations; Proxy Access

Our amended and restated bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by our stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in our amended and restated bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our Board of Directors, or by a stockholder who has given to the Company’s Corporate Secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a meeting of stockholders has the authority to make these determinations. Only persons who are nominated by, or at the direction of, our Board of Directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Company’s Corporate Secretary prior to a meeting at which directors are to be elected will be eligible for election as our directors. In addition to the director nomination process described above, our amended and restated bylaws permit one or more stockholders, who have owned continuously at least 3% of the voting power entitled to vote generally in the election of directors for at least three years, up to and including the date of the applicable annual meeting of stockholders, to include up to a specified number of director nominees in our proxy materials for an annual meeting of stockholders. The maximum number of stockholder nominees permitted under the proxy access provisions of our amended and restated bylaws is 20% of the number of directors in office as of the last day on which a notice of proxy access nomination may be delivered. Stockholders must give timely written notice to the Company’s Corporate Secretary, in proper form, to include director nominees in our proxy materials for an annual meeting of stockholders. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of Eastman, including tender offers for our securities, business combinations or the election or removal of directors, for a stockholder vote.

Amendment of the Certificate of Incorporation

Any proposal to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation requires approval by both a majority of the members of our Board of Directors then in office and a majority of the voting power of all of the shares of our capital stock entitled to vote generally in the election of directors. This provision, which is the minimum approval required under the DGCL, could make it more difficult for stockholders to amend, alter, change or repeal any provision of our amended and restated certificate of incorporation, including a provision affecting control of Eastman.

Preferred Stock and Additional Common Stock

Under our amended and restated certificate of incorporation, our Board of Directors has the authority to provide by board resolution for the issuance of shares of one or more classes or series of preferred stock. Our Board of

Directors is authorized to fix by resolution the terms and conditions of each such other class or series. The authorized shares of our preferred stock, as well as authorized but unissued shares of our common stock, are available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of the NYSE or any other stock exchange on which any class or series of our stock may then be listed. These provisions give our Board of Directors the power to approve the issuance of a class or series of our preferred stock, or additional shares of our common stock, that could, depending on the terms of the stock, either impede or facilitate the completion of a merger, tender offer or other takeover attempt. For example, the issuance of new shares might impede a business combination if the terms of those shares include voting rights which would enable a holder to block business combinations; alternatively, the issuance of new shares might facilitate a business combination if those shares have general voting rights sufficient to cause an applicable percentage vote requirement to be satisfied.

Constituency or Stakeholder Provision

In determining what is in our best interests and the best interests of our stockholders, our amended and restated certificate of incorporation authorizes our Board of Directors in its discretion to consider, in addition to the long-term and short-term interests of the stockholders, the social and economic effects of the matter being considered on employees, customers, creditors and communities in which we operate. Further, in evaluating a potential business combination, our Board of Directors may also consider such matters as the business and financial condition of the acquiror, the competence, experience and integrity of the acquiror’s management, and prospects for successful conclusion of the business combination. This provision gives our Board of Directors the authority to take into account factors other than the financial interests of the stockholders and could result in the rejection of a business combination or tender offer for our securities even if proposed at a price exceeding market value.

Delaware Business Combination Statute

Section 203 of the DGCL provides that, subject to specified exceptions, an “interested stockholder” of a Delaware corporation may not engage in any business combination with the corporation for a three-year period following the time that such stockholder becomes an “interested stockholder” unless:

•	prior to that time, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder;”

•

upon consummation of the transaction that resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

on or subsequent to that time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

Except as otherwise specified in Section 203 of the DGCL, an “interested stockholder” is defined to include (i) any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the relevant time and (ii) the affiliates and associates of any such person. A “business combination” includes any of the following: mergers, asset sales or other transactions resulting in a financial benefit to the stockholder.

Under certain circumstances, Section 203 of the DGCL makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period, although the stockholders may elect to exclude a corporation from the restrictions imposed under Section 203 of the DGCL. Our amended and restated certificate of incorporation does not exclude us from the restrictions imposed under Section 203 of the DGCL. The provisions of Section 203 of the DGCL may encourage companies interested in acquiring us to negotiate in advance with our Board of Directors, since the stockholder approval requirement would be avoided if a majority of the directors then in office approved either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions may discourage or make more difficult an attempt by a stockholder or other entity to acquire control of Eastman. These provisions also may have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

Transfer Agent and Registrar

Equiniti Trust Company, LLC is the transfer agent and registrar for our common stock.

Stock Exchange Listing

Our shares of common stock are listed on NYSE, and trade under the symbol “EMN.”

DESCRIPTION OF DEBT SECURITIES

This section summarizes the general terms and provisions of debt securities that we may offer and sell. The applicable prospectus supplement and applicable indenture relating to any particular debt securities offered and sold will describe the specific terms of such debt securities. Any debt securities offered by this prospectus will be issued under an indenture, dated as of June 5, 2012, between Eastman Chemical Company and Computershare Trust Company, National Association, as successor to Wells Fargo Bank, National Association, as trustee (the “indenture”).

References in this section of the prospectus to “we,” “our,” “us,” the “Company” or “Eastman” or other similar terms mean Eastman Chemical Company only, excluding our subsidiaries.

Certain provisions of the indenture have been summarized below. These summaries are not complete and are subject, and qualified in their entirety by reference, to all the provisions of the indenture, including the definitions of certain terms. Investors should read the indenture because it will define your rights as a holder of debt securities.

General

The indenture provides that debt securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. Such debt securities may have such terms and provisions which are not inconsistent with the indenture, including as to maturity, principal and interest, as we may determine.

The prospectus supplement relating to any offered debt securities will describe the following terms:

•	the title of the offered debt securities of the series;

•	any limit on the aggregate principal amount of the offered debt securities of the series;

•	the date or dates on which the principal of the offered debt securities of the series will be payable;

•

the rate or rates, or the method of determination with respect to the rate or rates, at which the offered debt securities of the series will bear interest, if any, the date or dates from which such interest will accrue, the interest payment dates on which any such interest will be payable and the record date for the determination of holders to whom interest will be payable;

•	the place or places where the principal of, premium, if any, and interest on the offered debt securities of the series will be payable;

•	the currency in which the offered debt securities of the series will be denominated;

•	the currency or currencies in which payment on the offered debt securities of the series will be payable, if other than the currency in which the offered debt securities of the series is denominated;

•

the right, if any, of the Company to redeem, purchase or repay the offered debt securities of the series and the price or prices at which, the period or periods within which and the terms and condition on which the offered debt securities of the series may be redeemed, in whole or in part, at our option, pursuant to any sinking fund or otherwise;

•

the obligation, if any, of the Company to redeem, repurchase or repay the offered debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder and the price or prices at which or process by which and the period or periods within which and the terms and conditions on which the offered debt securities of the series will be redeemed, repurchased or repaid, in whole or in part, pursuant to such obligation;

•	the denominations in which the offered debt securities of the series will be issuable;

•

if other than the entire principal amount of the offered debt securities of the series, the portion of the principal amount of the offered debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•

if the principal of, premium, if any, or interest on any offered debt securities of the series is to be payable, at our election or a holder’s, in a coin or currency other than the currency in which the offered debt securities of the series is denominated, the period or periods within which, and the terms and conditions on which, such election may be made;

•

if the amount of payments of principal of, premium, if any, or interest on the offered debt securities of the series may be determined with reference to an index based on a coin or currency other than the currency in which the offered debt securities of the series is denominated, the manner in which such amounts will be determined;

•	any additions to or changes in the Events of Default (as defined in the indenture) with respect to the offered debt securities of the series;

•

if other than the rate of interest stated in the title of the offered debt securities of the series, the applicable rate at which the offered debt securities of the series will bear interest as designated by the Company;

•	in the case of any series of non-interest bearing offered debt securities, the applicable dates for purposes of furnishing securityholder lists in accordance with the indenture;

•	if other than Wells Fargo Bank, National Association is to act as trustee for the offered debt securities of the series, the name and corporate trust office of such trustee;

•

if either or both of the provisions related to Legal Defeasance or Covenant Defeasance (each as defined in the indenture) will be altered or will not apply to any offered debt securities of the series;

•

if the offered debt securities of the series will be issuable in whole or in part in the form of a global security, as described under “—Book-Entry System,” and, in such case, the name of the respective depositaries with respect to the offered debt securities, the form of any legend or legends which will be borne by any such global security in addition to or in lieu of those set forth in the indenture and any circumstances under which the global security may be exchanged or transferred in whole or in part for debt securities in definitive form;

•	whether the offered debt securities of the series will be secured and, if so, the provisions related to such security;

•

whether the offered debt securities of the series will be convertible into or exchangeable for shares of common stock or other securities, and if so, the provisions related to the convertibility or exchangeability;

•	whether the offered debt securities of the series will be senior securities or subordinated securities and, if subordinated securities, the provisions related to such subordination;

•

any additions or changes to the covenants set forth in the indenture which will apply to the offered debt securities of the series and, if applicable, whether any such covenant will not be subject to defeasance under the indenture;

•	any additions or changes to the consent and supplemental indenture provisions which will apply to the offered debt securities of the series;

•	any depositaries, interest rate calculation agents or other agents with respect to the offered debt securities of the series if other than those appointed under the indenture; and

•	any other terms of the offered debt securities of the series.

The debt securities may be offered and sold at a substantial discount below their stated principal amount. Federal income tax consequences and other special considerations applicable to any such original issue discount securities will be described in the applicable prospectus supplement.

Form, Exchange and Transfer

The debt securities of each series will be issued in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. At the option of the holder, subject to the terms of the indenture, debt securities of any series may be exchanged for a like aggregate principal amount of debt securities of the same series of other authorized denominations. Subject to the terms of the indenture and the limits applicable to global securities, debt securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the security registrar or at the office of any transfer agent we designate for such purpose. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. We have appointed the trustee as security registrar. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

The Company shall not be required to issue, exchange or register a transfer of (i) any debt security of such series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such debt security that may be selected for redemption and ending at the close of business on the day of such mailing, provided, however, that the trustee will have no duty or responsibility with respect to issuing, exchanging or registering a transfer during such period unless and until it shall have received written notice setting forth the date which starts such 15 day period; or (ii) any debt security selected, called or being called for redemption in whole or in part except, in the case of any debt security to be redeemed in part, the portion thereof not so to be redeemed.

Notices

Notices to holders will be given by first-class mail, postage prepaid, or by overnight air courier guaranteeing next-day delivery to the addresses of such holders as they may appear in the security register.

Holders

We, the trustee and any agent of ours or of the trustee may treat the person in whose name a debt security is registered as the absolute owner of such security (whether or not such debt security may be overdue) for the purpose of making payment and for all other purposes.

Governing Law

The indenture is and any debt securities issued thereunder will be governed by, and construed in accordance with, the law of the State of New York.

Book-Entry System

We will issue each debt security in book-entry form only. Each debt security issued in book-entry form will be represented by one or more global securities that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the “depositary” for that security. The depositary holds the debt securities on behalf of other financial institutions that participate in the depositary’s book-entry system; these participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers. Under the indenture, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of any property other than cash, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities. As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

The Depository Trust Company (“DTC”) will act as the depositary for the debt securities. The debt securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC participants deposit with DTC. DTC also facilitates the post-trade settlement among DTC participants of securities transactions, such as transfers and pledges in deposited securities through electronic computerized book-entry changes in DTC participants’ accounts, thereby eliminating the need for physical movement of securities certificates. DTC participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations, and certain other organizations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers, trust companies and clearing corporations that clear through or maintain a custodial relationship with a participant, either directly or indirectly. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. The rules applicable to DTC and DTC participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.

Purchases of debt securities within the DTC system must be made by or through DTC participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of debt securities, or the beneficial owner, is in turn to be recorded on the DTC participants’ records. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings from the DTC participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities will be effected only through entries made on the books of DTC participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued.

To facilitate subsequent transfers, all debt securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of debt securities with DTC and their registration in the name of Cede & Co. or such other nominee will not change the beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC’s records reflect only the identity of the direct participants to whose accounts such debt securities are credited, which may or may not be the beneficial owners. The participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the debt securities of a particular series are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in the securities of such series to be redeemed.

In instances in which a vote is required, generally, neither DTC nor Cede & Co. will itself consent or vote with respect to the securities. Under its usual procedures DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds, distributions and payments on the debt securities will be made to Cede & Co., as nominee of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us on the payment date in accordance with their respective holdings shown on DTC records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of DTC, the trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or the trustee, disbursement of such payments to direct participants will be the responsibility of DTC, and disbursement of such payments to the beneficial owners will be the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. We do not have any responsibility or liability for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name such debt security (or one or more predecessor debt securities) is registered at the close of business on the record date for such interest.

Unless otherwise indicated in the applicable prospectus supplement, principal of, premium, if any, and interest on the debt securities of a particular series will be payable at the office of such paying agent or agents as we may designate for such purpose from time to time, except that at our option payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the trustee in the city of New York will be designated as our sole paying agent for payments with respect to debt securities of each series. Any other paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

Subject to any applicable abandoned property law, all moneys paid by us to a paying agent for the payment of the principal of, premium, if any, or interest on any debt security which remain unclaimed at the end of two years after such principal, premium, if any, or interest has become due and payable will be repaid to us at our request, and the holder thereafter may look only to us for payment of any principal, premium or interest as unsecured general creditors.

Events of Default

With respect to the debt securities of any series, each of the following will be an Event of Default under the indenture:

•	failure to pay principal of, or premium, if any, on any debt securities of such series when due;

•	failure to pay any interest on any debt securities of such series when due, continued for 30 days;

•

failure to perform any other covenant in the indenture, continued for 90 days after written notice has been given by the trustee, or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series, as provided in the indenture; and

•	certain events in bankruptcy, insolvency or reorganization.

If an Event of Default (other than an Event of Default described in the last bullet point above) with respect to the debt securities of any series at the time outstanding shall occur and be continuing, either the trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series by notice as provided in the indenture, may declare the principal amount of the debt securities of such series, and the interest accrued thereon, if any, to be due and payable immediately. If an Event of Default described in the last bullet point above with respect to the debt securities of such series at the time outstanding shall occur and is continuing, the principal amount of all the debt securities of such series, and the interest accrued thereon, if any, will automatically, and without any action by the trustee or any holder, become immediately due and payable, without any declaration or other act by the trustee or any holder. After any such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected thereby (treated as a single class) may, under certain circumstances, waive all defaults related to such series of debt securities (or with respect to all of the debt securities, as the case may be) and rescind and annul such acceleration and its consequences if the Company has paid or deposited with the trustee a sum sufficient to pay matured interest, principal due otherwise than by acceleration, overdue interest and certain other payments in accordance with the indenture, and all Events of Default in respect of such series of debt securities, other than the non-payment of accelerated principal have been cured or waived as provided in the indenture. For information as to waiver of defaults, see “—Modification and Waiver.”

Subject to the provisions of the indenture relating to the duties of the trustee if an Event of Default occurs and is continuing, the trustee shall be under no obligation to exercise any of its rights and powers under the indenture at the request of any of the holders, unless such holder shall have offered to the trustee security and indemnity satisfactory to it against the cost, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for the indemnification of the trustee, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right, in accordance with applicable law and the provisions of the indenture, to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any action or proceeding with respect to the indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to the debt securities of such series, (ii) the holders of at least 25% in aggregate principal amount of the outstanding debt securities of such series have made written request, and such holder or holders have offered reasonable indemnity, to the trustee to institute such proceeding as trustee and (iii) the trustee has failed to institute such proceeding, and has not received from the holders of a majority in aggregate principal amount of the outstanding debt securities of such series a direction inconsistent with such request, within 60 days after such notice, request and offer. However, such limitations do not apply to a suit instituted by a holder of any debt security for the enforcement of payment of the principal of, any premium, if any, or interest on such debt security on or after the applicable due date specified in such debt security.

We will be required to furnish to the trustee annually a statement by certain of our officers as to whether or not we, to the officers’ knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the indenture and, if so, specifying all such known defaults.

Modification and Waiver

The indenture provides that we and the trustee may enter into supplemental indentures without the consent of the holders of the debt securities to:

•	cure any ambiguity or correct any inconsistency in the indenture or any supplement thereto;

•	secure the debt securities of any series;

•	evidence the assumption by a successor corporation of our obligations;

•	add covenants for the protection of the holders of all or any series of debt securities;

•	provide for the issuance of, and terms of, new debt securities of any series as permitted under the indenture;

•	provide for uncertificated debt securities or to comply with the provisions of any clearing system or requirements of the trustee relating to transfers or exchanges of the debt securities;

•	comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act of 1939, as amended;

•	evidence and provide for the acceptance of appointment by a successor trustee;

•

in the case of subordinated debt securities, make any change relating to subordination that would limit or terminate the benefits available to any holder of senior indebtedness, provided that such change is made in accordance with the provisions of such senior debt securities;

•	add any guarantees with respect to the debt securities of any series; and

•

make any change that we may deem necessary or desirable, provided that such provisions do not materially adversely affect the legal rights of any holder of the debt securities of the applicable series.

The indenture provides that modifications and amendments of the indenture may be made by us and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series then outstanding affected by such modification or amendment (treated as a single class); provided, however, that no such modification or amendment may, without the consent of the holder of each outstanding debt security affected by the modification or amendment:

•	change the stated maturity of the principal of any debt security;

•	reduce the principal amount or premium, if any, on any debt security;

•	reduce the rate or extend the time of payment of interest;

•	reduce any amount payable on redemption;

•	change the currency in which the principal, premium, if any, or interest is payable;

•	impair the right to institute suit for the enforcement of any payment on any debt security when due;

•	reduce the percentage in principal amount of debt securities of any series outstanding whose consent is required for any modification of the indenture; or

•	modify such amendment provisions, subject to certain exceptions.

The holders of not less than a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class), by written notice to the trustee, may on behalf of the holders of all debt securities waive compliance by us with certain restrictive provisions of the indenture with respect to such series. The holders of a majority in aggregate principal amount of all of the debt securities of each applicable series outstanding affected thereby (treated as a single class) may on behalf of the holders of all debt securities waive any past default under the indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the indenture which cannot be amended without the consent of the holder of each outstanding debt security of each series affected.

With respect to any series of debt securities, the consent or waiver, as the case may be, of holders of debt securities of such series required or permitted under the indenture, as the case may be, if we so determine, may also be obtained from the holders of a majority in principal amount of the debt securities of that series.

The indenture provides that in determining whether the holders of the requisite principal amount of the outstanding debt securities of any or all series have given any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture as of any date, certain debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to the indenture, which is described below in “—Discharge, Defeasance and Covenant Defeasance,” will not be deemed to be outstanding.

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give any request, demand, authorization, direction, notice, consent, waiver or other action under the indenture, in the manner and subject to the limitations provided in the indenture. If a record date is set for any action to be taken by holders, such action may be taken only by persons who are holders of outstanding debt securities of any series on the record date.

Discharge, Defeasance and Covenant Defeasance

The indenture provides that we may elect either:

•	to defease and be discharged from any and all obligations with respect to all or any series of debt securities with certain limited exceptions described below (referred to as “Legal Defeasance”); or

•

to be released from our obligations with respect to all or any series of debt securities under the restrictive covenants in the indenture and any related Events of Default (referred to as “Covenant Defeasance”).

In order to accomplish Legal Defeasance or Covenants Defeasance: (i) we must deposit with the trustee, in trust, cash in U.S. dollars and/or U.S. government obligations, in an amount sufficient to pay any installment of principal, premium, if any, and interest on the debt securities of such series on the applicable stated maturity or redemption date of the payments; (ii) we must deliver to the trustee an opinion of counsel (in the case of Legal Defeasance with respect to any series of debt securities, based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the indenture) to the effect that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance or Covenant Defeasance, as the case may be, and that such holders will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Legal Defeasance or Covenant Defeasance, as the case may be, with respect to such series of debt securities had not occurred; (iii) no default or Event of Default with respect to the debt securities of the applicable series will have happened or be continuing on the date of the deposit; and (iv) if certain other conditions are satisfied.

Obligations not discharged in a Legal Defeasance include those relating to (i) the rights of holders of the debt securities of such series to receive payments in respect of the principal of, premium, if any, and interest on such debt securities when such payments are due from the trust referred to above; (ii) our obligations with respect to the debt securities of such series concerning mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment and money for security payments held in trust; and (iii) the rights, powers, trusts, duties and immunities of the trustee, and our obligations in connection therewith.

In addition, subject to certain limitations and exceptions, we may satisfy and discharge our obligations under the indenture with respect to any series of debt securities by (i) delivering to the trustee for cancellation all of the debt securities of any series outstanding under the indenture, or (ii) depositing with the trustee, in trust, no earlier than one year before the debt securities of such series become due and payable, whether at stated maturity, or any redemption date, or otherwise, cash and/or U.S. government obligations sufficient to pay all of the outstanding debt securities of that series and paying all other sums payable under the indenture by us.

DESCRIPTION OF OTHER SECURITIES

We will set forth in an applicable prospectus supplement a description of the material terms of any depositary shares representing fractional interests in shares of our preferred stock, warrants to purchase the securities described in this prospectus, stock purchase contracts or units consisting of any of our securities described in this prospectus that may be offered pursuant to this prospectus.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

A summary of any material United States federal income tax consequences to persons investing in the securities offered by this prospectus may be set forth in an applicable prospectus supplement. The summary will be presented for information purposes only, however, and will not be intended as legal or tax advice to prospective purchasers. Prospective purchasers of securities are urged to consult their own tax advisors prior to any acquisition of securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus through agents, underwriters and dealers, or through a combination of those means. Additionally, securities may be sold to other purchasers directly or through agents, or in another manner as described in the applicable prospectus supplement. The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any such agent involved in the offer or sale of any of the securities covered by this prospectus will be named, and any commissions payable by us to such agent set forth, in the applicable prospectus supplement. Agents may be entitled under agreements that may be entered into with us to indemnification by us against certain liabilities, including liabilities under the Securities Act, and such agents or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If any underwriters are utilized in the sale, securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. We will enter into an underwriting agreement with those underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the applicable prospectus supplement. The applicable prospectus supplement will be used by the underwriters to make resales of the securities covered by this prospectus to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by us against certain liabilities, including liabilities under the Securities Act, and the underwriters or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

If dealers are utilized in the sale of the securities in respect of which this prospectus is delivered, we will sell such securities to such dealers, as principal. The dealers may then resell the securities to the public at varying prices to be determined by the dealers at the time of resale. Dealers may be entitled to indemnification by us against certain liabilities, including liabilities under the Securities Act, and those dealers or their affiliates may be customers of, extend credit to or engage in transactions with, or perform services for, us in the ordinary course of business.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the applicable prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

In connection with the sale of any of these securities, underwriters, dealers or agents may receive compensation from us or from purchasers of securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of securities by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Exchange Act, and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of any of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

VALIDITY OF SECURITIES

Except as may be set forth in the applicable prospectus supplement, the validity of the securities offered by this prospectus will be passed upon for us by Wilmer Cutler Pickering Hale and Dorr LLP.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings, including the complete registration statement of which this prospectus is a part, are available at the Internet website maintained by the SEC at http://www.sec.gov. You may also access our SEC filings and obtain other information about Eastman through our website, http://www.eastman.com. The information contained in our website is not a part of, or incorporated by reference into, this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference information into this prospectus, which means that we are able to disclose important information to you by referring you to another document filed separately with the SEC, but which is not presented in or delivered with this prospectus. The information incorporated by reference is deemed to be part of this prospectus, except to the extent superseded by information contained in this prospectus or by information contained in documents filed with or furnished to the SEC after the date of this prospectus, including any prospectus supplement. You should rely only on the information contained in and incorporated by reference into this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different or additional information. This prospectus incorporates by reference the documents set forth below (File No. 001-12626) that have been previously filed with the SEC. These documents contain important information about us and our financial condition:

(1)

our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on February  14, 2024 (including the portions of our Definitive Proxy Statement for our 2024 Annual Meeting of Stockholders filed with the SEC on March 21, 2024, and incorporated by reference therein);

(2)	our Quarterly Report on Form 10-Q filed with the SEC on April 26, 2024 for the quarter ended March 31, 2024;

(3)

our Current Reports on Form 8-K filed with the SEC on February  14, 2024, February  20, 2024, April 25, 2024, May  7, 2024 and May 31, 2024 (other than documents or portions of documents not deemed to be filed); and

(4)	the description of our capital stock in our Form 10/A, originally filed with the SEC on December 9, 1993 and subsequently amended.

We also incorporate by reference into this prospectus additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the end of the offering of the securities (other than any portion of the respective filings furnished, rather than filed, under applicable SEC rules, such as under Item 2.02 or Item 7.01 of Form 8-K). This additional information is a part of this prospectus from the date of filing of those documents. The information contained in this prospectus should be read together with the information in the documents incorporated herein by reference.

You may obtain copies of any of these filings from Eastman as described below or through the SEC’s website as described above. Documents incorporated by reference are available without charge, excluding all exhibits, unless an exhibit has been specifically incorporated by reference into such documents, by requesting them in writing or by telephone. Any requests should be directed to:

Eastman Chemical Company

P.O. Box 431

Kingsport, Tennessee 37662

Attention: Investor Relations

Telephone: (423) 229-2000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the estimated expenses to be incurred in connection with the issuance and distribution of the securities being registered, other than underwriting discounts, commissions and transfer taxes, to be paid by the registrant. The following statement of estimated expenses has been used to demonstrate the expense of an offering and does not represent an estimate of the aggregate amount of securities that may be registered or distributed pursuant to this registration statement because such amount is unknown at this time.

SEC registration fee	*
Printing fees	(1)
Legal fees and expenses	(1)
Accounting fees and expenses	(1)
Trustee and transfer agent and registrar fees and expenses	(1)
Miscellaneous	(1)
Total	(1)

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the registration fee for the securities offered by this prospectus.
(1)

These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time and will be reflected in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

The following summary is qualified in its entirety by reference to the complete DGCL, our amended and restated certificate of incorporation, our amended and restated bylaws and the Indemnification Agreements (as defined below).

Limitation on Liability of Directors. Pursuant to authority conferred by Section 102(b)(7) of the DGCL, Article VIII of our amended and restated certificate of incorporation eliminates the personal liability of our directors to us or our stockholders for monetary damages for breach of fiduciary duty. Directors remain liable for (i) any breach of the duty of loyalty to us or our stockholders, (ii) any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (iii) any violation of Section 174 of the DGCL, which proscribes the payment of dividends and stock purchases or redemptions under certain circumstances, and (iv) any transaction from which directors derive an improper personal benefit.

Article VIII of our amended and restated certificate of incorporation further provides that any future repeal or amendment of its terms will not adversely affect any rights of directors existing thereunder with respect to acts or omissions occurring prior to such repeal or amendment. Article VIII of our amended and restated certificate of incorporation also incorporates any future amendments to Delaware law which further eliminate or limit the liability of directors.

Indemnification and Insurance. In accordance with Section 145 of the DGCL, which allows and, in some cases, requires the indemnification of directors and officers under certain circumstances, Article VII of our amended and restated certificate of incorporation and certain provisions of our amended and restated bylaws grant our directors and officers a right to indemnification for all expenses relating to civil, criminal, administrative or investigative procedures to which they are a party (i) by reason of the fact that they are or were directors or officers of Eastman or (ii) by reason of the fact that, while they are or were directors or officers of Eastman, they are or were serving at the request of Eastman as directors, trustees, officers, employees or agents of another enterprise. Section VI of our amended and restated bylaws further provides that an advancement for any such expenses shall only be made upon delivery to us by the indemnitee of an undertaking to repay all amounts so advanced if it is ultimately determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified under Article VII of our amended and restated certificate of incorporation or otherwise. In addition, Article VII of our amended and restated certificate of incorporation provides that our directors and officers shall be indemnified to the fullest extent not prohibited by Section 145 of the DGCL, or any successor provisions or amendments thereunder. In the event that any such successor provisions or amendments provide indemnification rights broader than permitted prior thereto, Article VII of our amended and restated certificate of incorporation allows such broader indemnification rights to apply retroactively with respect to any predating alleged action or inaction and also allows the indemnification to continue after an indemnitee has ceased to be a director or officer of Eastman and to inure to the benefit of the indemnitee’s heirs, executors and administrators.

If a claim for indemnification under Article VII of our amended and restated certificate of incorporation is not paid in full by us or an advancement of expenses is not made by us within a prescribed period of time and a suit is filed in relation thereto, our amended and restated bylaws entitle the indemnitee to recover the expense of prosecuting or defending such suit, if the indemnitee is successful in whole or in part. Our amended and restated bylaws also entitle the indemnitee to recover the expense of defending a suit brought by us to recover an advancement of expenses pursuant to the terms of an undertaking, if the indemnitee is successful in whole or in part. Our amended and restated bylaws also entitle us to recover advanced expenses upon final adjudication that the indemnitee has not met the applicable standard of conduct set forth in Section 145 of the DGCL. Under our amended and restated bylaws, the burden of proving that the indemnitee is not entitled to be indemnified lies with us.

Article VII of our amended and restated certificate of incorporation further provides that the right to indemnification is not exclusive of any other right which any indemnitee may have or thereafter acquire under any statute, our amended and restated certificate of incorporation or our amended and restated bylaws, any agreement or vote of stockholders or disinterested directors or otherwise, and permits, but does not require, us to indemnify and advance expenses to its agents and employees to the same (or any lesser or greater) extent as directors and officers. Our amended and restated bylaws provide that we shall indemnify and advance expenses to employees to the same extent as to directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors and officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Our amended and restated bylaws authorize us to purchase insurance for directors, officers, trustees, employees, or agents of Eastman or another enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such persons against such expense or liability under the DGCL. We intend to maintain insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of directors and officers.

We are party to indemnification agreements (the “Indemnification Agreements”) with each director and certain executive officers of Eastman. One of the purposes of the Indemnification Agreements is to attempt to specify the extent to which persons entitled to indemnification thereunder (the “Indemnitees”) may receive indemnification. Pursuant to the Indemnification Agreements, an Indemnitee is entitled to indemnification for claims regarding (i) the act or failure to act in Indemnitee’s capacity as a director, officer, employee or agent of Eastman (or any other entity as to which Indemnitee is serving in such capacity at Eastman’s request); (ii) in respect of any transaction or other activity of Eastman or such other entity; and (iii) Indemnitee’s status as a director, officer, employee or other representative of Eastman or such other entity. The Indemnification Agreements are in addition to and are not intended to limit any rights of indemnification which are available under our amended and restated certificate of incorporation or our amended and restated bylaws, or otherwise. In addition to the rights to indemnification specified therein, the Indemnification Agreements are intended to increase the certainty of receipt by the Indemnitee of the benefits to which he or she is entitled by providing specific procedures relating to indemnification.

Item 16.	Exhibits

Exhibit Number	Description

1.1*	Form of Underwriting Agreement

4.1	Amended and Restated Certificate of Incorporation of Eastman Chemical Company (incorporated herein by reference to Exhibit 3.01 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012)

4.2	Amended and Restated Bylaws of Eastman Chemical Company (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K dated December 1, 2022)

4.3	Indenture, dated as of June 5, 2012, between Eastman Chemical Company and Wells Fargo Bank, as Trustee (incorporated herein by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K dated June 5, 2012)

4.4	Form of Debt Securities (included in Exhibit 4.3; forms for individual issuances of offered securities to be filed by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference)

4.5	Description of Securities (incorporated herein by reference to Exhibit 4.18 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2019)

4.6*	Form of Certificate of Designation of Preferred Stock

4.7*	Form of Warrant Agreement

4.8*	Form of Depositary Share Agreement

4.9*	Form of Stock Purchase Contract Agreement

4.10*	Form of Unit Agreement

5.1**	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP regarding validity

23.1**	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)

23.2**	Consent of PricewaterhouseCoopers LLP, as independent registered public accounting firm for Eastman Chemical Company

24.1**	Powers of Attorney (included on the signature page to this registration statement)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Trustee under the Indenture referred to in Exhibit 4.3

107**	Filing Fee Table

*	To be filed either by amendment or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.
**	Filed herewith.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described herein, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kingsport, State of Tennessee, on the 10th day of June 2024.

EASTMAN CHEMICAL COMPANY

By:	/s/ William T. McLain, Jr.
	Name:	William T. McLain, Jr.
	Title:	Executive Vice President and Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned directors and officers of Eastman Chemical Company, a Delaware corporation (the “Company”), do hereby severally constitute and appoint William T. McLain, Jr. and Michael J. Hammes, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead in any and all capacities, to sign any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933 and otherwise) to this registration statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done to the end that such registration statement or registration statements shall comply with the Securities Act of 1933 and the applicable rules and regulations adopted or issued pursuant thereto, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes or resubstitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Mark J. Costa Mark J. Costa	Chief Executive Officer and Director (Principal Executive Officer)	June 10, 2024

/s/ William T. McLain, Jr. William T. McLain, Jr.	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	June 10, 2024

/s/ Michelle R. Stewart Michelle R. Stewart	Vice President, Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	June 10, 2024

/s/ Humberto P. Alfonso Humberto P. Alfonso	Director	June 10, 2024

/s/ Brett D. Begemann Brett D. Begemann	Director	June 10, 2024

/s/ Eric L. Butler Eric L. Butler	Director	June 10, 2024

Signature	Title	Date

/s/ Linnie M. Haynesworth Linnie M. Haynesworth	Director	June 10, 2024

/s/ Julie F. Holder Julie F. Holder	Director	June 10, 2024

/s/ Renée J. Hornbaker Renée J. Hornbaker	Director	June 10, 2024

/s/ Kim A. Mink Kim A. Mink	Director	June 10, 2024

/s/ James J. O’Brien James J. O’Brien	Director	June 10, 2024

/s/ David W. Raisbeck David W. Raisbeck	Director	June 10, 2024